Exhibit 6

INNOCOM / DOLPHIN

PRO FORMA

FINANCIAL

STATEMENTS

DOLPHIN PRODUCTIONS, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
AS AT DECEMBER 31, 2005
(Stated in US Dollars)
		INNOCOM Technology Holdings Limited
	Dolphin Productions, Inc		Pro forma Adjustment	Pro forma Consolidated

	$	$	$	$
ASSETS
Current Assets
Cash and cash equivalents	10,427	94,038	-	104,465
Accounts receivable	-	9,282,389	-	9,282,389
Inventories	-	299,097	-	299,097
Advances to suppliers	-	192,765	-	192,765
Other receivables	-	947,741	-	947,741
Tax prepayments	-	15,525	-	15,525

Total Current Assets	10,427	10,831,555		10,841,982

Plant and equipment, net	-	812,858	-	812,858

TOTAL ASSETS	10,427	11,644,413		11,654,840

LIABILITIES
Current Liabilities
Accounts payable	3,114	282,346	-	285,460
Receipt in advances		620,295	-	620,295
Accrued liabilities		85,741	-	85,741
Other payables	-	745,647	-	745,647
Income taxes payable	59	865,503	-	865,562

Total Current Liabilities	3,173	2,599,532		2,602,705
Advances from related parties	-	2,817,292	1	2,817,293

TOTAL LIABILITIES	3,173	5,416,824		5,419,998

STOCKHOLDERS" EQUITY
Common stock	770	1	(1)	770
Capital in excess of par value	55,230	-		55,230
Accumulated other comprehensive income		49,089	-	49,089
Retained earnings/(Accumulated deficits)	(48,746)	6,178,499	-	6,129,753

TOTAL STOCKHOLDERS' EQUITY	7,254	6,227,589		6,234,842

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	10,427	11,644,413		11,654,840

DOLPHIN PRODUCTIONS, INC.
PRO FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005
(Stated in US Dollars)
					INNOCOM Technology Holdings Limited
						Pro forma Adjustment	Pro forma Consolidated

	Dolphin Productions, Inc
	Year ended September 30, 2005	For the Three Months Ended December, 31		Year ended December 31, 2005

		2005	2004
	$	$	$	$	$	$	$

Net sales	1,201	-	-	1,201	22,420,102	-	22,421,303
Cost of sales	(300)	-	-	(300)	(17,305,143)	-	(17,305,443)

Gross profit	901	-	-	901	5,114,959		5,115,860
Selling and distributing costs		-	-	-	(541,574)	-	(541,574)
Administrative and other operating expenses	(7,417)	(3,270)	(2,439)	(8,248)	(19,368)	-	(27,616)

Income from operations	(6,516)	(3,270)	(2,439)	(7,347)	4,554,017		4,546,670
Interest expenses, net	11	-	-	11	212	-	223
Other income, net		-	-	-	90,177	-	90,177

Income before tax	(6,505)	(3,270)	(2,439)	(7,336)	4,644,406		4,637,070
Income tax		-	-	-	(442,322)	-	(442,322)

Net income	(6,505)	(3,270)	(2,439)	(7,336)	4,202,084		4,194,748

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